CUSIP No. 92529L102	13D	Page 1 4 of 18 Pages

EXHIBIT 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Versartis, Inc.

EXECUTED this 14th day of November, 2016.

NEW LEAF VENTURES II, L.P.

By: NEW LEAF VENTURE ASSOCIATES II, L.P. General Partner

By: NEW LEAF VENTURE MANAGEMENT II, L.L.C. General Partner

By: *
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE ASSOCIATES II, L.P.

By: NEW LEAF VENTURE MANAGEMENT II, L.L.C. General Partner

By: *
Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE MANAGEMENT II, L.L.C.

By: *
Craig L. Slutzkin
Chief Financial Officer

*
Philippe O. Chambon

*
Vijay Lathi

*

Ronald Hunt

CUSIP No. 92529L102	13D	Page 15 of 18 Pages

*
Jeani Delagardelle

*
Liam Ratcliffe

/s/ Craig L. Slutzkin
Craig L. Slutzkin
As attorney-in-fact

*	This Schedule 13D was executed by Craig L. Slutzkin on behalf of the individuals listed above pursuant to Powers of Attorney, copies of which are attached as Exhibit 99.2.